Exhibit 99.1

DuPont Reports Third Quarter 2023 Results

Third Quarter 2023 Highlights

•Net Sales of $3.1 billion decreased 8%; organic sales decreased 10% versus year-ago period
•GAAP Income from continuing operations of $291 million; operating EBITDA of $775 million
•GAAP EPS from continuing operations of $0.62; adjusted EPS of $0.92
•Cash provided by operating activities from continuing operations of $740 million; adjusted free cash flow of $621 million

WILMINGTON, Del., Nov. 1, 2023 - DuPont (NYSE: DD) announced its financial results(1) for the third quarter ended September 30, 2023.

“We delivered solid third quarter earnings despite ongoing volume headwinds from channel inventory destocking and continued softness in China. Sequential operating EBITDA growth of 5% and margin improvement of 140 basis points in the third quarter demonstrated sound operating execution, while strong cash generation and conversion during the quarter also highlighted our efforts to prioritize working capital improvement in the currently uneven global business climate,” said Ed Breen, DuPont Executive Chairman and Chief Executive Officer.

“As expected, our Interconnect Solutions business within the electronics portfolio recorded a second straight quarter of sequential sales lift and we are seeing signs of demand stabilization within semiconductor end-markets. We are, however, seeing additional channel destocking as well as slower industrial water demand in China. In response to these ongoing volume headwinds, we continue to control our spending and are also planning to take additional restructuring actions to continue to drive operational performance.” Breen added.

“This morning we also announced that today we will close the previously announced sale of our 80.1% ownership interest in the Delrin® business to TJC,” Breen continued. “With this Delrin® sale, completion of our $3.25 billion accelerated share repurchase transaction ("ASR") and launch of a new $2 billion ASR in September, we have significantly advanced our strategic priorities aimed at driving shareholder value.”

Third Quarter 2023 Results(1)

Dollars in millions, unless noted	3Q’23	3Q’22	Change vs. 3Q’22	Organic Sales (2) vs. 3Q’22
Net sales	$3,058	$3,317	(8)%	(10)%
GAAP Income from continuing operations	$291	$359	(19)%
Operating EBITDA(2)	$775	$856	(9)%
Operating EBITDA(2) margin %	25.3%	25.8%	(50)bps
GAAP EPS from continuing operations	$0.62	$0.69	(10)%
Adjusted EPS(2)	$0.92	$0.82	12%
Cash provided by operating activities – cont. ops.	$740	$578	28%
Adjusted free cash flow(2)	$621	$423	47%

Net sales
•Net sales decreased 8% as organic sales(2) decline of 10% was slightly offset by favorable portfolio impact of 2%, primarily reflecting the August 1st acquisition of Spectrum.
•Organic sales(2) decline of 10% reflects lower volume primarily from semiconductor and construction end-markets, as well as the impact of channel inventory destocking.
•13% organic sales(2) decline in Electronics & Industrial; 8% organic sales(2) decline in Water & Protection; 1% organic sales(2) growth in the retained businesses reported in Corporate, which includes mid-single digit growth in the adhesives business.
(1) Results and cash flows are presented on a continuing operations basis. See page 5 for further information, including the basis of presentation included in this release.
(2) Adjusted EPS, operating EBITDA, organic sales, and adjusted free cash flow are non-GAAP measures and only reflect continuing operations. See pages 6-7 for further discussion, including a definition of significant items. Reconciliation to the most directly comparable GAAP measure, including details of significant items begins on page 12 of this communication.

•12% organic sales(2) decline in Asia Pacific; 10% organic sales(2) decline in U.S. & Canada; 2% organic sales(2) decline in EMEA.

GAAP Income/GAAP EPS from continuing operations
•GAAP income/GAAP EPS from continuing operations decreased as lower segment earnings and the absence of a one-time credit recorded in the prior year related to the CARES Act more than offset lower net interest expense and the impact of a lower share count related to the accelerated share repurchase transactions.

Operating EBITDA(2)
•Operating EBITDA(2) decreased as volume declines and the impact of reduced production rates to better align inventory with demand were partially offset by lower input costs and earnings associated with Spectrum.
•Operating EBITDA(2) margin increased 140 basis points sequentially in the third quarter.

Adjusted EPS(2)
•Adjusted EPS(2) increased as the impact of a lower share count and lower net interest expense more than offset lower segment earnings.

Cash provided by operating activities from continuing operations
•Cash provided by operating activities from continuing operations in the quarter of $740 million and capital expenditures of $119 million resulted in adjusted free cash flow(2) of $621 million.

Third Quarter 2023 Segment Highlights

Electronics & Industrial

Dollars in millions, unless noted	3Q’23	3Q’22	Change vs. 3Q’22	Organic Sales(2) vs. 3Q’22
Net sales	$1,368	$1,511	(9)%	(13)%
Operating EBITDA	$383	$473	(19)%
Operating EBITDA margin %	28.0%	31.3%	(330) bps

Net sales
•Net sales decreased 9% as organic sales(2) decline of 13% was partially offset by favorable portfolio impact of 4% primarily reflecting the Spectrum acquisition within Industrial Solutions.
•Organic sales(2) decline of 13% reflects a 12% decline in volume and a 1% decline in price.
◦Semiconductor Technologies sales down high-teens on an organic basis resulting from a continuation of inventory destocking and reduced semiconductor fab utilization rates due to ongoing consumer electronics demand weakness. On a reported basis, Semiconductor Technologies sales were flat sequentially in the third quarter.
◦Interconnect Solutions sales down 11% year-over-year on an organic basis driven by lower consumer electronics volumes and channel inventory destocking, as well as the impact of lower pass-through metals prices. On a reported basis, Interconnect Solutions sales increased 8% sequentially in the third quarter.
◦Industrial Solutions sales down high-single digits on an organic basis due primarily to channel inventory destocking within biopharma markets and continued lower demand in electronics-related markets, slightly offset by increased demand for OLED materials.

Operating EBITDA
•Operating EBITDA decreased due to volume declines and reduced production rates to better align inventory with demand, slightly offset by earnings associated with Spectrum.
•Operating EBITDA(2) margin increased 140 basis points sequentially in the third quarter.

Water & Protection

Dollars in millions, unless noted	3Q’23	3Q’22	Change vs. 3Q’22	Organic Sales(2) vs. 3Q’22
Net sales	$1,413	$1,534	(8)%	(8)%
Operating EBITDA	$362	$382	(5)%
Operating EBITDA margin %	25.6%	24.9%	70 bps

Net sales
•Net sales decreased 8% due to a 9% decline in volume slightly offset by a 1% increase in price.
◦Safety Solutions sales down high-single digits on an organic(2) basis due to volume declines driven by channel inventory destocking.
◦Shelter Solutions sales down high-single digits on an organic(2) basis driven by continued construction market softness, including channel inventory destocking.
◦Water Solutions sales down mid-single digits on an organic(2) basis driven by lower volumes resulting primarily from weaker industrial demand as well as distributor inventory destocking in China.

Operating EBITDA
•Operating EBITDA decreased due to lower volumes partially offset by the impact of net pricing benefits.
•Operating EBITDA(2) margin increased 100 basis points sequentially in the third quarter.

Outlook

Dollars in millions, unless noted	Full Year 2023E
Net sales	~$12,170
Operating EBITDA(2)	~$2,975
Adjusted EPS(2)	~$3.45

“Our teams continue to successfully execute in a constrained volume environment through strong internal discipline and focus on operational excellence,” said Lori Koch, Chief Financial Officer of DuPont. “I am pleased with our sequential margin improvement despite volume headwinds and by our strong cash performance during the third quarter.”

“As we look at the fourth quarter, underlying consumer electronics demand is expected to be similar with the third quarter and reflected by stable order rates from our customers, with some sequential sales lift expected in Semiconductor Technologies,” Koch continued. “However, versus our prior guidance, we are seeing additional channel inventory destocking and slower industrial water demand in China. We are revising our 2023 full year net sales and operating EBITDA guidance to reflect near-term volume headwinds and are also planning additional restructuring actions with realization of savings expected to begin later in the first quarter of 2024.”

Conference Call
The Company will host a live webcast of its third quarter earnings conference call with investors to discuss its results and business outlook beginning today at 8:00 a.m. ET. The slide presentation that accompanies the conference call will be posted on the DuPont’s Investor Relations Events and Presentations page. A replay of the webcast also will be available on the DuPont’s Investor Relations Events and Presentations page following the live event.

About DuPont
DuPont (NYSE: DD) is a global innovation leader with technology-based materials and solutions that help transform industries and everyday life. Our employees apply diverse science and expertise to help customers advance their best ideas and deliver essential innovations in key markets including electronics, transportation, construction, water, healthcare and worker safety. More information about the company, its businesses and solutions can be found at www.dupont.com. Investors can access information included on the Investor Relations section of the website at investors.dupont.com.

For further information contact: DuPont Investors: Chris Mecray chris.mecray@dupont.com +1 302-295-5860	Media: Dan Turner daniel.a.turner@dupont.com +1 302-299-7628

DuPontTM and all products, unless otherwise noted, denoted with TM, SM or ® are trademarks, service marks or registered trademarks of affiliates of DuPont de Nemours, Inc.

Overview
Beginning in the second quarter of 2023, the Company has segregated the cash flows from discontinued operations from the cash flows from continuing operations in accordance with ASC 230, Statement of Cash Flows. The interim Consolidated Statements of Cash Flows have been recast for all periods to reflect the change in presentation.

On November 1, 2022, DuPont completed the divestiture, previously announced on February 18, 2022, of the majority of the historical Mobility & Materials segment, including the Engineering Polymers business line and select product lines within the Advanced Solutions and Performance Resins business lines (the “M&M Divestiture”), to Celanese Corporation (“Celanese”). The Company also announced on February 18, 2022, that its Board of Directors approved the divestiture of the Delrin® acetal homopolymer (H-POM) business. On November 1, 2023, DuPont completed the divestiture of the Delrin® business to TJC LP, (the “Delrin® Divestiture” and together with the M&M Divestiture, the "M&M Divestitures”)

The financial position of DuPont as of September 30, 2023 and December 31, 2022 presents the assets and liabilities of the Delrin® Divestiture as discontinued operations. The results of operations for the three and nine months ended September 30, 2023 present the financial results of the Delrin® Divestiture as discontinued operations. In the comparative periods, the results of operations for both the M&M Divestiture and the Delrin® Divestiture are presented as discontinued operations. For the nine months ended September 30, 2023, the interim Consolidated Statements of Cash Flows present the cash flows of the Delrin® Divestiture as discontinued operations. The interim Consolidated Statements of Cash Flows for the nine months ended September 30, 2022, present the cash flows from the businesses divested as part of the M&M Divestitures as discontinued operations. Unless otherwise indicated, the discussion of results, including the financial measures further discussed below, refer only to DuPont's Continuing Operations and do not include discussion of balances or activity of the M&M Divestitures.

Cautionary Statement about Forward-looking Statements
This communication contains "forward-looking statements" within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "target," and similar expressions and variations or negatives of these words.

Forward-looking statements address matters that are, to varying degrees, uncertain and subject to risks, uncertainties, and assumptions, many of which that are beyond DuPont's control, that could cause actual results to differ materially from those expressed in any forward-looking statements. Forward-looking statements are not guarantees of future results. Some of the important factors that could cause DuPont's actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: (i) risks and uncertainties related to the settlement agreement concerning PFAS liabilities reached June 2023 with plaintiff water utilities by Chemours, Corteva, EIDP and DuPont, including timing of court approval and the level of opt-outs from the settlement; (ii) risks and costs related to each of the parties respective performance under and the impact of the arrangement to share future eligible PFAS costs by and between DuPont, Corteva and Chemours, including the outcome of any pending or future litigation related to PFAS or PFOA, including personal injury claims and natural resource damages claims; the extent and cost of ongoing remediation obligations and potential future remediation obligations; changes in laws and regulations applicable to PFAS chemicals; (iii) ability to achieve anticipated tax treatments in connection with mergers, acquisitions, divestitures and other portfolio changes actions and impact of changes in relevant tax and other laws; (iv) indemnification of certain legacy liabilities; (v) failure to timely close on anticipated terms (or at all), realize expected benefits and effectively manage and achieve anticipated synergies and operational efficiencies in connection with mergers, acquisitions, divestitures and other portfolio management, productivity and infrastructure actions; (vi) risks and uncertainties, including increased costs and the ability to obtain raw materials and meet customer needs from, among other events, pandemics and responsive actions; timing and recovery from demand declines in consumer-facing markets, including in China; adverse changes in worldwide economic, political, regulatory, international trade, geopolitical, capital markets and other external conditions; and other factors beyond the Company's control, including inflation, recession, military conflicts, natural and other disasters or weather related events, that impact the operations of the Company; its customers and/or suppliers; (vii) ability to offset increases in cost of inputs, including raw materials, energy and logistics; (viii) risks associated with demand and market conditions in the semiconductor industry and associated end markets, including from continuing or expanding trade disputes or restrictions, including on exports to China of U.S.-regulated products and technology; (ix) risks, including ability to achieve, and costs associated with DuPont’s sustainability strategy including the actual conduct of the company’s activities and results thereof, and the development, implementation, achievement or continuation of any goal, program, policy or initiative discussed or expected; and (x) other risks to DuPont's business, operations; each as further discussed in DuPont’s most recent annual report and subsequent current and periodic reports filed with the U.S. Securities and Exchange Commission. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business or supply chain disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. DuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Non-GAAP Financial Measures
Unless otherwise indicated, all financial metrics presented reflect continuing operations only.

This communication includes information that does not conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are considered non-GAAP measures. Management uses these measures internally for planning, forecasting and evaluating the performance of the Company, including allocating resources. DuPont’s management believes these non-GAAP financial measures are useful to investors because they provide additional information related to the ongoing performance of DuPont to offer a more meaningful comparison related to future results of operations. These non-GAAP financial measures supplement disclosures prepared in accordance with U.S. GAAP, and should not be viewed as an alternative to U.S. GAAP. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations for these non-GAAP measures to U.S. GAAP are provided in the Selected Financial Information and Non-GAAP Measures starting on page 12 and in the Reconciliation to Non-GAAP Measures on the Investors section of the Company's website. Non-GAAP measures included in this communication are defined below. The Company has not provided forward-looking U.S. GAAP financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the ultimate outcome of certain future events. These events include, among others, the impact of portfolio changes, including asset sales, mergers, acquisitions, and divestitures; contingent liabilities related to litigation, environmental and indemnifications matters; impairments and discrete tax items. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP results for the guidance period.

Indirect costs, such as those related to corporate and shared service functions previously allocated to the M&M Divestitures, do not meet the criteria for discontinued operations and remain reported within continuing operations. A portion of these indirect costs include costs related to activities the Company is performing post-closing of the M&M Divestiture or will perform post-close of the Delrin Divestiture and for which it is/will be reimbursed (“Future Reimbursable Indirect Costs”). Future Reimbursable Indirect Costs are reported within continuing operations but are excluded from operating EBITDA as defined below. The remaining portion of these indirect costs is not subject to future reimbursement (“Stranded Costs”). Stranded Costs are reported within continuing operations in Corporate & Other and are included within Operating EBITDA.

Adjusted EPS is defined as earnings per common share from continuing operations - diluted, excluding the after-tax impact of significant items, after-tax impact of amortization expense of intangibles, the after-tax impact of non-operating pension / other post employment benefits (“OPEB”) credits / costs and Future Reimbursable Indirect Costs. Management estimates amortization expense in 2023 associated with intangibles to be about $605 million on a pre-tax basis, or approximately $1.00 per share.

The Company's measure of profit/loss for segment reporting purposes is Operating EBITDA as this is the manner in which the Company's chief operating decision maker ("CODM") assesses performance and allocates resources. The Company defines Operating EBITDA as earnings (i.e., “Income from continuing operations before income taxes") before interest, depreciation, amortization, non-operating pension / OPEB benefits / charges, and foreign exchange gains / losses, excluding Future Reimbursable Indirect Costs, and adjusted for significant items. Reconciliations of these measures are provided on the following pages.

Operating EBITDA Margin is defined as Operating EBITDA divided by Net Sales.

Significant items are items that arise outside the ordinary course of the Company’s business that management believes may cause misinterpretation of underlying business performance, both historical and future, based on a combination of some or all of the item’s size, unusual nature and infrequent occurrence. Management classifies as significant items certain costs and expenses associated with integration and separation activities related to transformational acquisitions and divestitures as they are considered unrelated to ongoing business performance.

Organic Sales is defined as net sales excluding the impacts of currency and portfolio.

Adjusted free cash flow is defined as cash provided by/used for operating activities from continuing operations less capital expenditures and excluding the impact of cash inflows/outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business liquidity. As a result, adjusted free cash flow represents cash that is available to the Company, after investing in its asset base, to fund obligations using the Company's primary source of liquidity, cash provided by operating activities from continuing operations. Management believes adjusted free cash flow, even though it may be defined differently from other companies, is useful to investors, analysts and others to evaluate the Company's cash flow and financial performance, and it is an integral measure used in the Company's financial planning process.

Beginning in the second quarter of 2023, the Company has segregated the cash flows from discontinued operations from the cash flows from continuing operations in accordance with ASC 230, Statement of Cash Flows. In connection with this change, the Company updated the definition of adjusted free cash flow to include only activities from continuing operations. The Company believes that excluding cash flows from discontinued operations provides the Company’s investors with better visibility into the underlying businesses cash generation for ongoing businesses. Adjusted free cash flows has been recast for all periods to reflect the change in definition.

Previously, in connection with its earnings release for the third quarter of 2022, the Company updated the definition of adjusted free cash flow to exclude the impact of cash inflows/outflows that are of a certain magnitude, unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business liquidity. The change was driven by the estimated tax payments associated with the M&M Divestiture which meet the magnitude criterion, were unusual in nature and infrequent in occurrence and were not related to the Company’s ordinary course of business or underlying business liquidity. The Company believes that excluding items of this nature provides the Company’s investors with better understanding of and enables them to compare our underlying business liquidity from period to period. Similar adjustments to the 2021 measures of adjusted free cash flow were not necessary. Following the change to adjusted free cash flow from continuing operations, noted above, adjustments to exclude the impact of cash inflows/outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business liquidity will be adjusted to the extent they relate to continuing operations. Management notes that for the three and nine month periods ended September 30, 2023 and 2022, respectively, there were no exclusions for items that are unusual in nature and/or infrequent in occurrence.

Adjusted free cash flow conversion is defined as adjusted free cash flow from continuing operations divided by net income from continuing operations adjusted to exclude the after-tax impact of noncash impairment charges, gains or losses on divestitures and amortization expense of intangibles.

DuPont de Nemours, Inc.
Consolidated Statements of Operations

In millions, except per share amounts (Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales	$3,058	$3,317	$9,170	$9,913
Cost of sales	1,954	2,095	5,967	6,354
Research and development expenses	128	129	380	413
Selling, general and administrative expenses	360	356	1,058	1,130
Amortization of intangibles	155	146	448	447
Restructuring and asset related charges - net	8	—	39	101
Acquisition, integration and separation costs	9	7	15	28
Equity in earnings of nonconsolidated affiliates	11	16	40	62
Sundry income (expense) - net	55	26	112	123
Interest expense	102	128	295	370
Income from continuing operations before income taxes	408	498	1,120	1,255
Provision for income taxes on continuing operations	117	139	287	299
Income from continuing operations, net of tax	291	359	833	956
Income (loss) from discontinued operations, net of tax	37	17	(357)	723
Net income	328	376	476	1,679
Net income attributable to noncontrolling interests	9	9	31	37
Net income available for DuPont common stockholders	$319	$367	$445	$1,642

Per common share data:
Earnings per common share from continuing operations - basic	$0.62	$0.69	$1.76	$1.81
Earnings (loss) per common share from discontinued operations - basic	0.08	0.05	(0.78)	1.44
Earnings per common share - basic	$0.71	$0.73	$0.97	$3.25
Earnings per common share from continuing operations - diluted	$0.62	$0.69	$1.75	$1.80
Earnings (loss) per common share from discontinued operations - diluted	0.08	0.05	(0.78)	1.44
Earnings per common share - diluted	$0.70	$0.73	$0.97	$3.24

Weighted-average common shares outstanding - basic	451.7	499.4	456.5	505.6
Weighted-average common shares outstanding - diluted	453.4	500.4	457.8	506.9

DuPont de Nemours, Inc.
Consolidated Balance Sheets

In millions, except share amounts (Unaudited)	September 30, 2023	December 31, 2022
Assets
Current Assets
Cash and cash equivalents	$1,338	$3,662
Marketable securities	—	1,302
Restricted cash and cash equivalents	409	7
Accounts and notes receivable - net	2,399	2,518
Inventories	2,279	2,329
Prepaid and other current assets	196	161
Assets of discontinued operations	1,314	1,291
Total current assets	7,935	11,270
Property, plant and equipment - net of accumulated depreciation (September 30, 2023 - $4,711; December 31, 2022 - $4,448)	5,756	5,731
Other Assets
Goodwill	17,251	16,663
Other intangible assets	6,038	5,495
Restricted cash and cash equivalents - noncurrent	—	103
Investments and noncurrent receivables	751	733
Deferred income tax assets	103	109
Deferred charges and other assets	1,299	1,251
Total other assets	25,442	24,354
Total Assets	$39,133	$41,355
Liabilities and Equity
Current Liabilities
Short-term borrowings	$475	$300
Accounts payable	1,685	2,103
Income taxes payable	119	233
Accrued and other current liabilities	1,272	951
Liabilities of discontinued operations	137	146
Total current liabilities	3,688	3,733
Long-Term Debt	7,740	7,774
Other Noncurrent Liabilities
Deferred income tax liabilities	1,326	1,158
Pension and other post-employment benefits - noncurrent	511	522
Other noncurrent obligations	1,241	1,151
Total other noncurrent liabilities	3,078	2,831
Total Liabilities	14,506	14,338
Commitments and contingent liabilities
Stockholders' Equity
Common stock (authorized 1,666,666,667 shares of $0.01 par value each; issued 2023: 430,011,698 shares; 2022: 458,124,262 shares)	4	5
Additional paid-in capital	48,190	48,420
Accumulated deficit	(22,854)	(21,065)
Accumulated other comprehensive loss	(1,148)	(791)
Total DuPont stockholders' equity	24,192	26,569
Noncontrolling interests	435	448
Total equity	24,627	27,017
Total Liabilities and Equity	$39,133	$41,355

DuPont de Nemours, Inc.
Consolidated Statement of Cash Flows

In millions (Unaudited)	Nine Months Ended September 30,
	2023	2022
Operating Activities
Net income	$476	$1,679
(Loss) income from discontinued operations	(357)	723
Net income from continuing operations	$833	$956
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	853	861
Credit for deferred income tax and other tax related items	(40)	(124)
Earnings of nonconsolidated affiliates in excess of dividends received	(13)	(11)
Net periodic benefit costs	23	1
Periodic benefit plan contributions	(49)	(44)
Net gain on sales of assets, businesses and investments	(8)	(75)
Restructuring and asset related charges - net	39	101
Other net loss	72	12
Changes in assets and liabilities, net of effects of acquired and divested companies:
Accounts and notes receivable	100	(232)
Inventories	57	(318)
Accounts payable	(191)	32
Other assets and liabilities, net	(131)	(95)
Cash provided by operating activities - continuing operations	$1,545	$1,064
Investing Activities
Capital expenditures	(474)	(502)
Proceeds from sales of property and businesses, net of cash divested	16	364
Acquisitions of property and businesses, net of cash acquired	(1,761)	5
Purchases of investments	(32)	(15)
Proceeds from sales and maturities of investments	1,334	15
Other investing activities, net	(2)	4
Cash used for investing activities - continuing operations	$(919)	$(129)
Financing Activities
Changes in short-term borrowings	175	1,137
Proceeds from credit facility	—	600
Repayments of credit facility	—	(600)
Purchases of common stock	(2,000)	(1,125)
Proceeds from issuance of Company stock	22	83
Employee taxes paid for share-based payment arrangements	(25)	(25)
Distributions to noncontrolling interests	(34)	(27)
Dividends paid to stockholders	(495)	(500)
Other financing activities, net	(2)	(4)
Cash used for financing activities - continuing operations	$(2,359)	$(461)
Cash Flows from Discontinued Operations
Cash used for operations - discontinued operations	(176)	(350)
Cash used for investing activities - discontinued operations	(60)	(56)
Cash used for financing activities - discontinued operations	—	(19)
Cash used in discontinued operations	$(236)	$(425)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(56)	(191)
Decrease in cash, cash equivalents and restricted cash	$(2,025)	$(142)
Cash, cash equivalents and restricted cash from continuing operations, beginning of period	3,772	2,037
Cash, cash equivalents and restricted cash from discontinued operations, beginning of period	—	39
Cash, cash equivalents and restricted cash at beginning of period	$3,772	$2,076
Cash, cash equivalents and restricted cash from continuing operations, end of period	1,747	1,896
Cash, cash equivalents and restricted cash from discontinued operations, end of period	—	38
Cash, cash equivalents and restricted cash at end of period	$1,747	$1,934

DuPont de Nemours, Inc.
Net Sales by Segment and Geographic Region

Net Sales by Segment and Geographic Region	Three Months Ended		Nine Months Ended
In millions (Unaudited)	Sep 30, 2023	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
Electronics & Industrial	$1,368	$1,511	$3,976	$4,574
Water & Protection	1,413	1,534	4,356	4,460
Corporate & Other [1]	277	272	838	879
Total	$3,058	$3,317	$9,170	$9,913
U.S. & Canada	$1,093	$1,149	$3,161	$3,293
EMEA [2]	535	523	1,702	1,665
Asia Pacific[3]	1,302	1,524	3,945	4,622
Latin America	128	121	362	333
Total	$3,058	$3,317	$9,170	$9,913

Net Sales Variance by Segment and Geographic Region	Three Months Ended September 30, 2023
	Local Price & Product Mix	Volume	Total Organic	Currency	Portfolio & Other	Total
Percent change from prior year (Unaudited)
Electronics & Industrial	(1)%	(12)%	(13)%	—%	4%	(9)%
Water & Protection	1	(9)	(8)	—	—	(8)
Corporate & Other [1]	(1)	2	1	1	—	2
Total	—%	(10)%	(10)%	—%	2%	(8)%
U.S. & Canada	1%	(11)%	(10)%	—%	5%	(5)%
EMEA[2]	3	(5)	(2)	4	—	2
Asia Pacific[3]	(1)	(11)	(12)	(2)	(1)	(15)
Latin America	—	2	2	—	4	6
Total	—%	(10)%	(10)%	—%	2%	(8)%

Net Sales Variance by Segment and Geographic Region	Nine Months Ended September 30, 2023
	Local Price & Product Mix	Volume	Total Organic	Currency	Portfolio & Other	Total
Percent change from prior year (Unaudited)
Electronics & Industrial	1%	(13)%	(12)%	(1)%	—%	(13)%
Water & Protection	4	(5)	(1)	(1)	—	(2)
Corporate & Other [1]	2	3	5	(1)	(9)	(5)
Total	2%	(8)%	(6)%	(1)%	—%	(7)%
U.S. & Canada	3%	(8)%	(5)%	—%	1%	(4)%
EMEA[2]	4	(2)	2	—	—	2
Asia Pacific[3]	1	(11)	(10)	(3)	(2)	(15)
Latin America	1	6	7	—	2	9
Total	2%	(8)%	(6)%	(1)%	—%	(7)%
1.Corporate & Other includes activities of the Retained Businesses and Biomaterials prior to its May 2022 divestiture.
2.Europe, Middle East and Africa.
3.Net sales attributed to China, for the three months ended September 30, 2023 and 2022 were $563 million and $688 million, respectively, while for the nine months ended months ended September 30, 2023 and 2022 net sales attributed to China were $1,669 million and $2,119 million, respectively.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Operating EBITDA by Segment	Three Months Ended		Nine Months Ended
In millions (Unaudited)	Sep 30, 2023	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
Electronics & Industrial	$383	$473	$1,094	$1,429
Water & Protection	362	382	1,074	1,071
Corporate & Other [1]	30	1	59	3
Total	$775	$856	$2,227	$2,503
1. In addition to corporate expenses, Corporate & Other includes activities of the Retained Businesses and Biomaterials prior to its May 2022 divestiture.

Equity in Earnings of Nonconsolidated Affiliates by Segment	Three Months Ended		Nine Months Ended
In millions (Unaudited)	Sep 30, 2023	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
Electronics & Industrial	$3	$7	$11	$26
Water & Protection	8	9	29	31
Corporate & Other [1]	—	—	—	5
Total equity earnings included in operating EBITDA (GAAP)	$11	$16	$40	$62
1. Corporate & Other includes activities of the Retained Businesses and Biomaterials prior to its May 2022 divestiture.

Reconciliation of "Income from continuing operations, net of tax" to "Operating EBITDA"	Three Months Ended		Nine Months Ended
In millions (Unaudited)	Sep 30, 2023	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
Income from continuing operations, net of tax (GAAP)	$291	$359	$833	$956
+ Provision for income taxes on continuing operations	117	139	287	299
Income from continuing operations before income taxes	$408	$498	$1,120	$1,255
+ Depreciation and amortization	294	283	853	861
- Interest income [1]	34	5	132	8
+ Interest expense	102	127	295	365
'- Non-operating pension/OPEB benefit (costs) credits [1]	(3)	7	(7)	20
'- Foreign exchange losses (gains), net [1]	17	5	(31)	9
+ Future reimbursable indirect costs	2	14	6	45
- Significant items (charge) benefit	(17)	49	(47)	(14)
Operating EBITDA (non-GAAP)	$775	$856	$2,227	$2,503
1.Included in "Sundry income (expense) - net."

Reconciliation of "Cash provided by operating activities - continuing operations" to Adjusted Free Cash Flow [1]	Three Months Ended		Nine Months Ended
In millions (Unaudited)	Sep 30, 2023	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
Cash provided by operating activities - continuing operations (GAAP) [2]	$740	$578	$1,545	$1,064
Capital expenditures	(119)	(155)	(474)	(502)
Adjusted Free Cash Flow (non-GAAP)	$621	$423	$1,071	$562
1. Adjusted Free Cash Flow is calculated on a continuing operations basis for all periods presented. Refer to the definitions of Non-GAAP metrics on page 6 for additional information.
2. Refer to the Consolidated Statement of Cash Flows included in the schedules above for major GAAP cash flow categories as well as further detail relating to the changes in "Cash provided by operating activities - continuing operations" for the nine month periods noted.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Three Months Ended September 30, 2023
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported results (GAAP)	$408	$282	$0.62
Less: Significant items
Acquisition, integration and separation costs [4]	(9)	(9)	(0.02)	Acquisition, integration and separation costs
Restructuring and asset related charges - net [5]	(8)	(6)	(0.01)	Restructuring and asset related charges - net
Income tax related item	—	6	0.01	Provision for income taxes on continuing operation
Total significant items	$(17)	$(9)	$(0.02)
Less: Amortization of intangibles	(155)	(121)	(0.27)	Amortization of intangibles
Less: Non-op pension / OPEB benefit costs	(3)	(2)	(0.01)	Sundry income (expense) - net
Less: Future reimbursable indirect costs	(2)	(1)	—	Selling, general and administrative expenses
Adjusted results (non-GAAP)	$585	$415	$0.92

Significant Items Impacting Results for the Three Months Ended September 30, 2022
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported results (GAAP)	$498	$343	$0.69
Less: Significant items
Acquisition, integration and separation costs [6]	(7)	(5)	(0.01)	Acquisition, integration and separation costs
Gain on divestiture [7]	5	3	0.01	Sundry income (expense) - net
Intended Rogers Acquisition financing fees [8]	(1)	(1)	—	Interest expense
Income tax related item	—	13	0.02	Provision for income taxes on continuing operation
Employee Retention Credit [9]	52	40	0.08	Cost of sales; Research and development expenses; Selling, general and administrative expenses
Total significant items	$49	$50	$0.10
Less: Amortization of intangibles	(146)	(113)	(0.22)	Amortization of intangibles
Less: Non-op pension / OPEB benefit credits	7	6	0.01	Sundry income (expense) - net
Less: Future reimbursable indirect costs	(14)	(11)	(0.02)	Cost of sales; Research and development expenses; Selling, general and administrative expenses
Adjusted results (non-GAAP)	$602	$411	$0.82
1.Income (loss) from continuing operations before income taxes.
2.Net income from continuing operations available for DuPont common stockholders. The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3.Earnings (loss) per common share from continuing operations - diluted.
4.Acquisition, integration and separation costs related to the Spectrum Acquisition.
5.Includes Board approved restructuring plans and other asset related charges.
6.Acquisition, integration and separation costs related to the sale of the Biomaterials business unit and the Terminated Intended Rogers Acquisition.
7.Reflects gain related to interest on a milestone payment associated with the TCS/HSC disposal.
8.Reflects structuring fees and the amortization of the commitment fees related to the financing agreements entered into for the Terminated Intended Rogers Acquisition.
9.Employee Retention Credit pursuant to the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act as enhanced by the Consolidated Appropriations Act (“CAA”) and American Rescue Plan Act (“ARPA”).

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Nine Months Ended September 30, 2023
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported results (GAAP)	$1,120	$802	$1.75
Less: Significant items
Acquisition, integration and separation costs [4]	(15)	(14)	(0.03)	Acquisition, integration and separation costs
Restructuring and asset related charges - net [5]	(39)	(30)	(0.06)	Restructuring and asset related charges - net
Gain on divestiture [6]	7	6	0.01	Sundry income (expense) - net
Income tax related item	—	5	0.01	Provision for income taxes on continuing operations
Total significant items	$(47)	$(33)	$(0.07)
Less: Amortization of intangibles	(448)	(350)	(0.77)	Amortization of intangibles
Less: Non-op pension / OPEB benefit costs	(7)	(5)	(0.01)	Sundry income (expense) - net
Less: Future reimbursable indirect costs	(6)	(4)	(0.01)	Selling, general and administrative expenses
Adjusted results (non-GAAP)	$1,628	$1,194	$2.61

Significant Items Impacting Results for the Nine Months Ended September 30, 2022
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported results (GAAP)	$1,255	$914	$1.80
Less: Significant items
Acquisition, integration and separation costs [7]	(28)	(22)	(0.04)	Acquisition, integration and separation costs
Restructuring and asset related charges - net [5]	(7)	(5)	(0.01)	Restructuring and asset related charges - net
Asset impairment charges [8]	(94)	(65)	(0.13)	Restructuring and asset related charges - net
Gain on divestitures [9]	68	60	0.12	Sundry income (expense) - net
Intended Rogers Acquisition financing fees [10]	(5)	(4)	(0.01)	Interest Expense
Income tax related item	—	(1)	—	Provision for income taxes on continuing operations
Employee Retention Credit [11]	52	40	0.08	Cost of sales; Research and development expenses; Selling, general and administrative expenses
Total significant items	$(14)	$3	$0.01
Less: Amortization of intangibles	(447)	(347)	(0.69)	Amortization of intangibles
Less: Non-op pension / OPEB benefit credits	20	16	0.03	Sundry income (expense) - net
Less: Future reimbursable indirect costs	(45)	(35)	(0.07)	Cost of sales; Research and development expenses; Selling, general and administrative expenses
Adjusted results (non-GAAP)	$1,741	$1,277	$2.52
1.Income (loss) from continuing operations before income taxes.
2.Net income from continuing operations available for DuPont common stockholders. The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3.Earnings (loss) per common share from continuing operations - diluted.
4.Acquisition, integration and separation costs related to the Spectrum Acquisition.
5.Includes Board approved restructuring plans and asset related charges.
6.Reflects post-closing adjustments related to previously divested businesses.
7.Acquisition, integration and separation costs related to primarily related to costs associated with the divestiture of the Biomaterials business unit and the Intended Rogers Acquisition.
8.Reflects a pre-tax impairment charge related to an equity method investment.
9.Reflects the gains on sale of the Biomaterials business unit within Corporate & Other, the sale of land use right within the Water & Protection segment, and the gain related to interest on a milestone payment associated with the TCS/HSC Disposal.
10.Reflects structuring fees and the amortization of the commitment fees related to the financing agreements entered into for the Terminated Intended Rogers Acquisition.
11.Employee Retention Credit pursuant to the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act as enhanced by the Consolidated Appropriations Act (“CAA”) and American Rescue Plan Act (“ARPA”).